UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 7, 2015. At the Annual Meeting, the Company’s stockholders (1) elected each of the nominees listed below to the Company’s Board of Directors to serve until the 2016 Annual Meeting or until their respective successors are elected and qualified, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2015, (3) reapproved the material terms of the performance goals under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, and (4) approved, by non-binding advisory vote, the 2014 compensation paid to the Company’s named executive officers.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1: Election of Directors.

Nominees:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Elaine D. Rosen	54,000,996	646,219	278,186	2,204,561
Howard L. Carver	53,680,685	921,879	322,839	2,204,561
Juan N. Cento	53,996,571	640,226	288,606	2,204,561
Alan B. Colberg	54,534,178	73,177	318,048	2,204,561
Elyse Douglas	54,572,425	74,891	278,087	2,204,561
Lawrence V. Jackson	53,839,568	809,682	276,153	2,204,561
Charles J. Koch	53,937,931	709,179	278,293	2,204,561
Jean-Paul L. Montupet	50,022,042	4,614,935	288,426	2,204,561
Paul J. Reilly	54,618,964	27,071	279,348	2,204,561
Robert W. Stein	54,580,057	38,385	306,961	2,204,561

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,212,553	605,583	311,828	0

Proposal 3: Reapproval of the Material Terms of the Performance Goals under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,588,668	2,010,487	326,248	2,204,561

Proposal 4: Non-binding Advisory Vote on the 2014 Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,921,221	2,680,450	323,732	2,204,561

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/S/ STEPHEN W. GAUSTER
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: May 11, 2015